                                                               EXHIBIT 99.d(iii)

                              AMENDMENT NUMBER 2 TO
                         INVESTMENT MANAGEMENT AGREEMENT

      Pursuant to the Investment Management Agreement between Hartford Investment Financial Services Company and The Hartford Mutual Funds, Inc. (formally known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended by Amendment Number 1 to Investment Management Agreement dated December 31, 1997 (the "Agreement"), The Hartford Growth and Income Fund is hereby included as an additional Portfolio. All provisions in the Agreement shall apply to the management of the Hartford Growth and Income Fund except that the management fee shall be as follows:

      A fee accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

     Net Asset Value                                          Annual Rate
     ---------------                                          -----------
     First $500,000,000                                       0.80%
     Next $500,000,000                                        0.70%
     Amount Over $1 Billion                                   0.65%

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 1998.

                                HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY


                                By: /s/ Joseph H. Gareau
                                   ---------------------------------------
                                      Joseph H. Gareau
                                      Executive Vice President


                                THE HARTFORD MUTUAL FUNDS, INC.
                                on behalf of:

                                The Hartford Growth and Income Fund


                                By: /s/ Andrew W. Kohnke
                                   ---------------------------------------
                                      Andrew W. Kohnke
                                      Vice President